November 1, 2018

MagneGas Applied Technology Solutions, Inc.

c/o Board of Directors

11885 44th Street North

Clearwater, FL 33762

Re: Consent to Appointment to Executive Position

Dear Board of Directors,

I hereby voluntarily accept my appointment as President of MagneGas Applied Technology Solutions, Inc., a Delaware corporation (the “Company”) and each of its subsidiaries effective November 2, 2018.

By:	/s/Scott Mahoney
Name:	Scott Mahoney